UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2009

(Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	1-2189 (Commission File Number)	36-0698440 (IRS Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices, including zip code)

(847) 937-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

On January 12, 2009, Abbott Laboratories announced its full year earnings per share guidance for 2009 and confirmed its previously issued 2008 earnings per share guidance.

Furnished as Exhibit 99.1, and incorporated herein by reference, is the news release issued by Abbott announcing its full year earnings per share guidance for 2009 and confirming its previously issued 2008 earnings per share guidance.  In that news release, Abbott uses a non-GAAP financial measure, diluted earnings per common share, excluding specified items.  This non-GAAP financial measure adjusts for factors that are unusual or unpredictable, such as acquisition-related costs, cost reduction initiatives, acquired in-process research and development and gains and losses related to certain investments.  Abbott’s management believes the presentation of this non-GAAP financial measure provides useful information to investors regarding Abbott’s results of operations as this non-GAAP financial measure allows investors to better evaluate ongoing business performance.  Abbott’s management also uses this non-GAAP financial measure internally to monitor performance of the businesses.  Abbott, however, cautions investors to consider this non-GAAP financial measure in addition to, and not as a substitute for, a financial measure prepared in accordance with GAAP.

Item 9.01       Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated January 12, 2009 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ABBOTT LABORATORIES

	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance and Chief Financial Officer

Dated: January 12, 2009

2

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated January 12, 2009 (furnished pursuant to Item 2.02).